CONSENT OF INDEPENDENT AUDITORS


As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of IDM Environmental Corp., which report appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 and to all references to this firm included in such Registration Statement.

                                                   SAMUEL KLEIN AND COMPANY

                                                   /s/ Samuel Klein and Company



Newark, New Jersey
June 17, 1998